As filed with the Securities and Exchange Commission on January 9, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CANOPY GROWTH CORPORATION
(Exact name of registrant as specified in its charter)

Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1 Hershey Drive
Smiths Falls, Ontario, Canada K7A 0A8
(855) 558-9333
Attention: Corporate Secretary
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
1015 15th Street N.W., Suite 1000
Washington DC 20005
(202) 572-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christelle Gedeon Canopy Growth Corporation 1 Hershey Drive Smiths Falls, Ontario, Canada K7A 0A8 (855) 558-9333	Yariv Katz Keith Pisani Paul Hastings LLP 200 Park Avenue New York, NY 10166 (212) 318-6000	Jonathan Sherman Tayyaba Khan Cassels Brock & Blackwell LLP Suite 3200, Bay Adelaide Centre – North Tower, 40 Temperance St. Toronto, Ontario, Canada M5H 0B4 (416) 869-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 9, 2026
PROSPECTUS
52,279,795 Common Shares

This prospectus relates to the offer and sale from time to time of up to 52,279,795 of our common shares by the selling securityholders listed in the section of this prospectus entitled “Selling Securityholders” (the “Selling Securityholders”), which is comprised of (i) 30,054,644 common shares (the “Debenture Shares”) issuable upon conversion of our new unsecured convertible debentures with an aggregate principal amount of C$55,000,000 maturing on July 8, 2031 (the “Convertible Debentures”), (ii) 12,731,481 common shares (the “Warrant Shares”) issuable upon exercise of our common share purchase warrants (the “Warrants”) and (iii) 9,493,670 common shares (the “Exchange Shares”), in each case held by the Selling Securityholders (such common shares collectively, the “Shares”). The Exchange Shares, Convertible Debentures and Warrants were issued to the Selling Securityholders in a private placement pursuant to the Exchange Agreement (as defined below) on January 8, 2026. Each Warrant entitles the holder to acquire one common share at an exercise price equal to C$2.16 per share and will expire on January 8, 2031.
Our registration for resale of the Shares covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the Shares. The Selling Securityholders may sell the Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 8 of this prospectus. We will not receive any of the proceeds from the resale of Shares sold by the Selling Securityholders.
You should read this prospectus carefully before you invest in our common shares.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.
Our common shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “WEED” and on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CGC”. On January 8, 2026, the closing price of our common shares on Nasdaq was US$1.29 per share.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026

i

ABOUT THIS PROSPECTUS
On January 9, 2026, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the “Registration Statement”), of which this prospectus forms a part, using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the Shares offered by them as described in this prospectus.
Neither we nor the Selling Securityholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus. Neither we nor the Selling Securityholders take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Shares, nor do this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy the Shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is delivered or securities are sold on a later date.
This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Except for documents specifically incorporated by reference into this prospectus, references to information included on websites, or accessible through, websites do not constitute incorporation by reference of the information contained at or available through such websites, and you should not consider such information to be part of this prospectus.
Please carefully read this prospectus together with the additional information described below under “Where You Can Find More Information; Important Information Incorporated by Reference”.
Unless the context otherwise requires, all references in this prospectus and any prospectus supplement to “Canopy Growth,” the “Company,” “we,” “us” and “our” mean Canopy Growth Corporation and its consolidated subsidiaries.
In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to “dollars,” “$” or “US$” are to United States dollars and all references to “C$” are to Canadian dollars. Certain figures included in this prospectus and in any prospectus supplement have been subject to rounding adjustments.
Unless otherwise indicated, all financial information included or incorporated by reference in this prospectus or included or incorporated by reference in any prospectus supplement is determined using U.S. generally accepted accounting principles.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other applicable securities laws, which involve certain known and unknown risks and uncertainties. In addition to the cautionary statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to “Special Note Regarding Forward-Looking Statements; Risk Factor Summary” in the most recent Annual Report on Form 10-K of the Company as well as to similar sections of any documents incorporated by reference in this prospectus that are filed after the date hereof.
Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this prospectus and the documents incorporated or deemed to be incorporated by reference herein or made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.
You should read carefully the risk factors described in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

RISK FACTORS
Investing in our common shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described under “Item 1A Risk Factors” in our most recent Annual Report on Form 10-K as updated by the risk factors described under “Item 1A Risk Factors” in our subsequently filed Quarterly Reports on Form 10-Q or in any other reports and documents we file from time to time with the SEC, together with all of the other information appearing in or incorporated by reference into this prospectus, before deciding whether to purchase any of our common shares being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common shares could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the sections titled “Special Note Regarding Forward-Looking Statements; Risk Factor Summary” in our most recent Annual Report on Form 10-K.

THE COMPANY
We are a world-leading cannabis company which produces, distributes, and sells a diverse range of cannabis and cannabis-related products. Our cannabis products are principally sold for adult-use and medical purposes under a portfolio of distinct brands in Canada pursuant to the Cannabis Act, SC 2018, c 16 (the “Cannabis Act”), and globally pursuant to applicable international and Canadian legislation, regulations, and permits. Our core operations are in Canada, Germany and Australia.
The Company’s principal executive offices are located at 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8, and our telephone number is (855) 558-9333. Our common shares are listed for trading on the TSX under the symbol “WEED” and Nasdaq under the symbol “CGC.” The Company maintains a website at www.canopygrowth.com. The information on, or otherwise accessible through, our website does not constitute a part of, and is not incorporated by reference into, this prospectus.

USE OF PROCEEDS
We will receive no proceeds from the sale of the Shares by the Selling Securityholders. We would, however, receive proceeds upon the exercise of the Warrants held by the Selling Securityholders which, if such Warrants are exercised in full for cash, would be approximately US$19.9 million (based on the Bank of Canada conversion rate as of January 7, 2026 of C$0.7234 per US$1.00). We currently intend to use the proceeds, if any, received from any exercise of the Warrants for investments in businesses and/or to fund any potential future acquisitions and for working capital and general corporate purposes. No assurances can be given that any such Warrants will be exercised.
The Selling Securityholders will pay any underwriting fees, discounts and commissions attributable to the sale of the Shares and any similar expenses it incurs in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our legal counsel and accountants in connection with the registration of the Shares covered by this prospectus.

SELLING SECURITYHOLDERS
Unless the context otherwise requires, as used in this prospectus, “Selling Securityholders” includes the selling securityholders listed below and donees, pledgees, permitted transferees or other successors-in-interest selling Shares received after the date of this prospectus from a selling securityholder as a gift, pledge or other non-sale related transfer.
We have prepared this prospectus to allow the Selling Securityholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 52,279,795 of our common shares.
On January 7, 2026, we entered into an exchange agreement (the “Exchange Agreement”) with MMCAP International Inc. SPC (the “Investor”) pursuant to which, among other things, on January 8, 2026, the Investor delivered to the Company C$96,358,375 aggregate principal amount of a senior unsecured convertible debenture of the Company maturing in May 2029 held by the Investor in exchange for (i) the Company issuing to the Investor (A) the Convertible Debentures, (B) the Warrants and (C) the Exchange Shares and (ii) a C$10,500,000 cash payment from the Company. The Convertible Debentures bear interest at a rate of 7.50% per annum, payable in semi-annual payments in cash, and will be convertible, at the option of the Investor, into our common shares at a conversion price equal to C$1.83 per share. The Convertible Debentures are subject to a forced conversion feature upon notice from the Company in the event that the average closing trading price of our common shares on the TSX exceeds the applicable forced conversion price of C$2.75 for a period of 10 consecutive trading days. On January 8, 2026, in connection with the Exchange Agreement, we entered into a registration rights agreement with the Investor, pursuant to which we agreed to file a registration statement with the SEC to register for resale of the Exchange Shares, the Debenture Shares and the Warrant Shares (the “Registration Rights Agreement”). The Exchange Shares, the Convertible Debentures and the Warrants were issued by the Company in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.
The Shares to be offered by the Selling Securityholders pursuant to this prospectus are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Securityholders the opportunity to sell the Shares publicly. The registration of the Shares does not require that any of the Shares be offered or sold by the Selling Securityholders.
No estimate can be given as to the amount or percentage of our common shares that will be held by the Selling Securityholders after any sales of Shares made pursuant to this prospectus because the Selling Securityholders are not required to sell any of the Shares being registered hereunder. The table below assumes that the Selling Securityholders will sell all of the Shares listed in this prospectus and that they do not purchase additional common shares.
Unless otherwise indicated in the footnotes to the table below, no Selling Securityholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.
We have prepared the table below based on written representations and information furnished to us by or on behalf of the Selling Securityholders. Since the date on which the Selling Securityholders provided this information, the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of the common shares in a transaction exempt from the registration requirements of the Securities Act.
Unless otherwise indicated in the footnotes to the table below, we believe that (1) none of the Selling Securityholders are broker-dealers or affiliates of a broker-dealer, (2) no Selling Securityholder has direct or indirect agreements or understandings with any person to distribute their Shares, and (3) the Selling Securityholders have sole voting and investment power with respect to all Shares beneficially owned, subject to applicable community property laws. To the extent any Selling Securityholder is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act. Information about the Selling Securityholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required.
Under the terms of the Warrants, the holders thereof may not exercise the Warrants to the extent such exercise would cause such Selling Securityholder, together with its affiliates and attribution parties, to beneficially own a number of our common shares which would exceed 4.99% (the “Maximum Percentage”) of our then outstanding common shares following such exercise, excluding for purposes of such determination common shares issuable upon exercise of such Warrants which have not been exercised; provided that the holder of Warrants may, upon notice, increase or decrease the Maximum Percentage, provided that the Maximum Percentage in no event exceeds 9.99% of our then outstanding common shares following such exercise. In addition, the holders of the Convertible Debentures may not convert the Convertible Debentures into common shares to the extent such conversion would cause the holder thereof, together with its affiliates and attribution parties, to beneficially own a number of common shares which would exceed the Maximum Percentage of our then outstanding common shares following such exercise, excluding for purposes of such determination common shares issuable upon (i) the conversion of the unconverted portion of the Convertible Debentures and (ii) the exercise of Warrants which have not been exercised. The number of Shares and the percentages in the table below do not reflect these limitations. The Selling Securityholders may sell all, some or none of their Shares in this offering. See “Plan of Distribution.”
The following table sets forth information with respect to the beneficial ownership of our common shares held, as of January 8, 2026, by the Selling Securityholders and the number of Shares being offered hereby and information with respect to common shares to be beneficially owned by the Selling Securityholders after completion of this offering. The percentages in the following table reflect the common shares beneficially owned by the Selling Securityholders as a percentage of the total number of common shares outstanding as of January 8, 2026. As of such date, 377,862,634 common shares were issued and outstanding.
	Total Number of Common Shares Beneficially Owned Prior to the Offering(1)		Maximum Number of Common Shares that may be Offered Pursuant to this Prospectus	Common Shares Beneficially Owned After this Offering(1)(2)
Name	Number	Percentage		Number	Percentage
Gundyco TR MMCAP International Inc. SPC	27,815,113(3)	6.9%	26,139,898	1,675,215(4)	*
BMO Nesbitt Burns TR MMCAP International Inc. SPC for and on behalf of MMCAP Master Segregated Portfolio	27,815,112(5)	6.9%	26,139,897	1,675,215(4)	*

*
Represents less than 1% of the issued and outstanding common shares.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, common shares subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days of January 8, 2026 are deemed outstanding. Common shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Assumes that the Selling Securityholders dispose of all of the common shares covered by this prospectus and do not acquire beneficial ownership of any additional common shares. The registration of these common shares does not necessarily mean that the Selling Securityholders will sell all or any portion of the common shares covered by this prospectus.

(3)
Consists of up to: (i) 4,746,835 Exchange Shares, (ii) 6,365,741 Warrant Shares that could be acquired upon the exercise of the Warrants, (iii) up to 15,027,322 Debenture Shares that could be acquired upon conversion of the Convertible Debentures and (iv) 1,675,215 common shares that could be acquired upon the exercise of warrants acquired in connection with the Company’s private placement of warrants on May 14, 2024 (the “May 2024 Warrants”). The Warrants and the Convertible Debentures held by this entity are subject to the Maximum Percentage ownership limitations discussed above. Matthew MacIsaac, Secretary MM Asset Management Inc., Investment Advisor to MMCAP International Inc. SPC, has voting and dispositive power over the Exchange Shares and will have voting and dispositive power over the Shares, if any, that are acquired upon the conversion of the Convertible Debentures or the exercise of the Warrants.

(4)
Consists of 1,675,215 common shares that could be acquired upon the exercise of the May 2024 Warrants.

(5)
Consists of up to: (i) 4,746,835 Exchange Shares, (ii) 6,365,740 Warrant Shares that could be acquired upon the exercise of the Warrants, (iii) 15,027,322 Debenture Shares that could be acquired upon conversion of the Convertible Debentures and (iv) 1,675,215 common shares that could be acquired upon the exercise of May 2024 Warrants. The Warrants and the Convertible Debentures held by this entity are subject to the Maximum Percentage ownership limitations discussed above. Matthew MacIsaac, Secretary MM Asset Management Inc., Investment Advisor to MMCAP International Inc. SPC, has voting and dispositive power over the Exchange Shares and will have voting and dispositive power over the Shares, if any, that are acquired upon the conversion of the Convertible Debentures or the exercise of the Warrants.

PLAN OF DISTRIBUTION
We are registering the Shares to permit the resale of the Shares by the holder thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholders of the Shares. We will bear all costs, fees and expenses incurred in effecting the registration of the Shares.
Each Selling Securityholder may sell all or a portion of the Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, such Selling Securityholder will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of Shares. These sales may be effected in transactions, which may involve cross or block transactions. The Selling Securityholders may use one or more of the following methods when disposing of the Shares or interests therein:
•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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through the writing of options, whether such options are listed on an options exchange or otherwise;

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in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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in block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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in an exchange distribution in accordance with the rules of the applicable exchange;

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in privately negotiated transactions;

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in short sales;

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through the distribution of the Shares by such Selling Securityholder to its partners, members or stockholders;

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through one or more underwritten offerings on a firm commitment or best-efforts basis;

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in sales pursuant to Rule 144 under the Securities Act;

•
whereby broker-dealers may agree with such Selling Securityholder to sell a specified number of such Shares at a stipulated price per share;

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in a combination of any such methods of sale; and

•
in any other method permitted pursuant to applicable law.

If any Selling Securityholder effects such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Securityholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Securityholders may also sell the Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed common shares in connection with such short sales. The Selling Securityholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.

Each Selling Securityholder may pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act by amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as a Selling Securityholder under this prospectus. Each Selling Securityholder also may transfer and donate the Shares owned by it in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The Selling Securityholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.
Under the securities laws of some states of the United States, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states of the United States, the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
The aggregate proceeds to the Selling Securityholders from the sale of the Shares offered will be the purchase price of the Shares less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. There can be no assurance that the Selling Securityholders will sell any or all of the Shares registered hereunder.
The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
We will pay all expenses of the registration of the Shares pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that the Selling Securityholders will pay all underwriting fees, discounts or commissions attributable to the sale of the Shares and any legal fees and expenses of counsel to the Selling Securityholders. We may be indemnified by the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act or the Exchange Act, that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus.
Once sold hereunder, the Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of our common shares offered by this prospectus and certain other Canadian legal matters related to our common shares being offered by this prospectus will be passed upon for us by Cassels Brock & Blackwell LLP.

EXPERTS
The consolidated financial statements of Canopy Growth Corporation as of March 31, 2025 and 2024 and for each of the years then ended, and the effectiveness of internal control over financial reporting as of March 31, 2025, have been incorporated by reference herein in reliance on the reports of PKF O’Connor Davies, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Canopy Growth Corporation for the year ended March 31, 2023 have been incorporated by reference herein in reliance on the report of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
The audit report covering the March 31, 2023 consolidated financial statements included in the Annual Report on Form 10-K for the year ended March 31, 2025 contains an explanatory paragraph that states that the Company’s material debt obligations coming due in the short-term, recurring losses from operations and the requirement for additional capital to fund its operations raise substantial doubt about the Company’s ability to continue as a going concern. The 2023 consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
Canopy Growth Corporation has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in the registration statement of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION; IMPORTANT INFORMATION INCORPORATED BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain a website at www.canopygrowth.com that contains information concerning us. The information contained or referred to on our website is not part of, or incorporated by reference into, this prospectus.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference into this prospectus (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•
Our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on May 30, 2025;

•
Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 7, 2025;

•
Our Current Reports on Form 8-K, filed with the SEC on April 1, 2025, July 9, 2025 (excluding information under Item 7.01), July 29, 2025 (excluding information under Item 7.01), August 8, 2025 (excluding information under Item 2.02), August 29, 2025 (excluding information under Item 7.01), September 17, 2025 (excluding information under Item 7.01), October 14, 2025, December 15, 2025 (excluding information under Item 7.01) and January 8, 2026 (excluding information under Item 7.01); and

•
The description of our common shares and exchangeable shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed with the SEC on May 30, 2025.

All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering also shall be deemed to be incorporated herein by reference, including all such documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement; provided, however, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
If requested orally or in writing, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write to us at the following address:
Canopy Growth Corporation
1 Hershey Drive
Smiths Falls, Ontario, Canada K7A 0A8
Attention: Chief Legal Officer

ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation incorporated under and governed by the Canadian Business Corporations Act (the “CBCA”). Some of our officers and directors, and some of the experts named in this prospectus, are Canadian residents, and many of our assets or the assets of our officers and directors and the experts are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our officers and directors and experts under the United States federal securities laws. We have been advised by our Canadian counsel, Cassels Brock & Blackwell LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws could be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

PART II   INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the Shares registered under this registration statement:
SEC Registration Fee	$8,447.21
Accounting Fees and Expenses	$48,500.00
Legal Fees and Expenses	$75,000.00
Printing Fees	$5,000.00
Transfer Agent Fees	$1,000.00
Miscellaneous	$6,052.79
Total	$144,000.00
Item 15.   Indemnification of Directors and Officers.
Under the CBCA, the Company may indemnify a present or former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. The Company may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful (the “Indemnity Conditions”). The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the Company as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and they fulfill the Indemnity Conditions. The Company may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the Indemnity Conditions.
The By-laws of the Company provide that, subject to the CBCA, the Company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, if the individual acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that such person’s conduct was lawful. The By-laws of the Company further obligate the Company to advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, subject to the repayment of these moneys if the individual does not fulfil the Indemnity Conditions.
The By-laws of the Company provide that the Company may, subject to the CBCA, purchase and maintain insurance for the benefit of any director, officer, or certain other persons as set out above, as the Board may from time to time determine. The Company has purchased third party director and officer liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provisions under the By-laws of the Company and the CBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Reference is made to Item 17 for the undertakings of the registrant with respect to indemnification for liabilities arising under the Securities Act.
Item 16.   Exhibits.
Exhibit Number	Description
2.1‡
Arrangement Agreement, dated as of April 18, 2019, by and between Canopy Growth Corporation and Acreage Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

2.2
First Amendment to Arrangement Agreement, dated as of May 15, 2019, by and between Canopy Growth Corporation and Acreage Holdings, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

2.3
Proposal Agreement, dated as of June 24, 2020, by and between Canopy Growth Corporation and Acreage Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2020).

2.4‡
Second Amendment to the Arrangement Agreement, dated as of September 23, 2020, by and between Canopy Growth Corporation and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 23, 2020).

2.5
Floating Share Arrangement Agreement, dated October 24, 2022, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2022).

2.6
First Amendment to Arrangement Agreement, dated March 17, 2023, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to Acreage Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on March 21, 2023).

2.7
Second Amendment to Arrangement Agreement, dated May 31, 2023, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 2, 2023).

2.8
Third Amendment to Arrangement Agreement, dated August 31, 2023, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 1, 2023).

2.9
Fourth Amendment to Arrangement Agreement, dated October 31, 2023, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 1, 2023).

2.10
Fifth Amendment to Arrangement Agreement, dated December 29, 2023, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 2, 2024).

2.11
Sixth Amendment to Arrangement Agreement, dated March 29, 2024, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2024).

Exhibit Number	Description
2.12
Seventh Amendment to Arrangement Agreement, dated April 25, 2024, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 30, 2024).

2.13
Eighth Amendment to Arrangement Agreement, dated May 8, 2024, by and among Canopy Growth Corporation, Canopy USA, LLC and Acreage Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 13, 2024).

2.14
Arrangement Agreement, dated December 14, 2025, by and between Canopy Growth Corporation and MTL Cannabis Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 15, 2025).

3.1
Certificate of Incorporation and Articles of Amendment of Canopy Growth Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

3.2
Bylaws of Canopy Growth Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 8, 2021).

3.3
Amendment to Articles of Canopy Growth Corporation, filed on December 15, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 18, 2023).

3.4
Articles of Amendment to Articles of Incorporation of Canopy Growth Corporation, filed on April 12, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 16, 2024).

4.1
Form of Canopy Growth Corporation Common Share Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).

4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 18, 2023).
4.3	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 19, 2024).
4.4	Form of Series B Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 19, 2024).
4.5	Form of Convertible Debenture Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 6, 2024).
4.6	Form of Warrant Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 6, 2024).
4.7	Form of Loan Warrant Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 8, 2026).
4.7	Form of Convertible Debenture Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 8, 2026).
4.8	Form of Investor Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the SEC on January 8, 2026).
5.1*	Opinion of Cassels Brock & Blackwell LLP.
23.1*	Consent of PKF O’Connor Davies, LLP.
23.2*	Consent of KPMG LLP.
23.3*	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1 above).

Exhibit Number	Description
24.1	Power of Attorney (included on the signature page hereto).
107*	Filing Fee Table.

*
Filed herewith.

‡
Portions of this exhibit are redacted pursuant to Item 601 of Regulation S-K.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 9th day of January, 2026.
CANOPY GROWTH CORPORATION
By:
/s/ Luc Mongeau

Name: Luc Mongeau
Title: Chief Executive Officer
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Luc Mongeau and Thomas Stewart, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including any post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Luc Mongeau Luc Mongeau	Chief Executive Officer, Director (Principal Executive Officer)	January 9, 2026
/s/ Thomas Stewart Thomas Stewart	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 9, 2026
/s/ David Lazzarto David Lazzarato	Director, Chair of the Board	January 9, 2026
/s/ Theresa Yanofsky Theresa Yanofsky	Director	January 9, 2026
/s/ Margaret Shan Atkins Margaret Shan Atkins	Director	January 9, 2026
/s/ Joseph Bayern Joseph Bayern	Director	January 9, 2026

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Canopy Growth Corporation in the United States, on this 9th day of January, 2026.
By:
/s/ Thomas Stewart

Name:
Thomas Stewart

Title:
Chief Financial Officer
Canopy Growth Corporation — Authorized Representative in the United States